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                     PRINCOR FINANCIAL SERVICES CORPORATION
                          The Principal Financial Group
                           Des Moines, Iowa 50392-0200
                                 (515) 247-5711


                             PRINCIPAL MUTUAL FUNDS
                        SELECTED DEALER SELLING AGREEMENT


Selected Dealer Selling Agreement between Princor Financial Services Corporation ("Princor", "We" or "Us") and
_________________________________________________________ ("Dealer" or "You")
dated as of _________________.

As Distributor and Principal Underwriter for the Principal Mutual Funds (each Fund and any series of a Fund hereinafter collectively referred to as the "Funds" and individually as a "Fund"), each an open-end investment company or a series of such a company of which we are, or may become, Distributor and whose shares are offered to the public at an offering price which may or may not include a sales charge, we invite you to become a Selected Dealer to distribute Class A and Class B shares of the Funds.

1. Each Fund offers Class A Shares. Some Funds also offer Class B Shares. Class A Shares bear a front-end load, or, in certain cases, a deferred load (the "Class A Shares"). Class B Shares bear a deferred load (the "Class B Shares"). (The Class A Shares and Class B Shares are collectively referred to as the "Shares.") Class A Shares of the Money Market Fund are offered at net asset value, without any sales charge.

2. Orders for Shares received from you and accepted by us will be at the current public offering price applicable to each order as established by the then current prospectus of each Fund. Each Fund reserves the right to withdraw shares from sale temporarily or permanently. All orders are subject to acceptance or rejection by us and the Fund, each in its sole discretion.

3. The sales charge applicable to any sale of Class A Shares by you and the dealer discount applicable to any order from you for the purchase of Class A Shares accepted by us shall be that percentage of the applicable public offering price determined as set forth in the Funds' then current prospectus and/or statement of additional information.

       The rates of any sales charge and/or dealer discount for Class A Shares are subject to change by us, and any orders placed after the effective date of such change will be subject to the rate(s) in effect at the time of receipt of the payment by us.

       Any such sales charges and discounts to selected dealers are subject to reductions under a variety of circumstances as may be described in the Funds' then current prospectus and/or statement of additional information. To obtain any such reductions, we must be notified when a sale takes place which would qualify for the reduced charge. You are responsible for determining whether investors are entitled to purchase Class A shares at a reduced sales charge, or at no sales charge, in accordance with the disclosure in the Fund's prospectus, and notify us of this eligibility at the time shares are purchased. There is currently no sales charge, selling concession or discount on purchases of shares by the reinvestment of dividends or capital gains distributions, or when there is a transfer from one Fund to another Fund or from one account to another account.

4. If you sell Class B Shares, we will pay you a sales commission equal to the percentage of the aggregate net asset value of such classes of shares sold as set forth in the Funds' then current prospectus and/or statement of additional information.

       The rates of any sales charge and/or dealer discount for Class B Shares are subject to change by us, and any orders placed after the effective date of such change will be subject to the rate(s) in effect at the time of receipt of the payment by us.

       We shall be entitled to any contingent deferred sales charges ("CDSC") on any shares sold. If, with respect to any Shares sold by you, any CDSC is waived as provided in the Funds' then current prospectus and/or statement of additional information, then in any such case you shall remit to us promptly upon notice an amount equal to the commissions or a portion of the commission paid on such shares.

5. Redemption of shares will be made at the net asset value of such shares in accordance with the Funds' then current prospectus and statement of additional information, less any applicable CDSC payable to us.

6. All of the Funds (except the Money Market Fund for its Class A shares) have adopted a Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940. Each Agreement defines service to be provided by Selected Dealers for which they will be compensated pursuant to the Plan.

          (a) As a Selected Dealer, you agree to provide distribution assistance and administrative support services in connection with the distribution of shares of the Funds to customers who may from time to time directly or beneficially own shares, including but not limited to distributing sales literature, answering routine telephone or written customer inquiries regarding the Funds, assisting in the establishment and maintenance of accounts in the Funds and in the processing of purchases and redemptions of Shares, making the Funds' investment plans and dividend options available, assisting shareholders with tax information and providing such other information and services in connection with the distribution of Fund Shares as may be reasonably requested from time to time.

       (b) For such services, you will be compensated in accordance with the then current prospectus of the Funds.

       (c) The Plan may be terminated at any time without payment of any penalty by any Fund in accordance with the rules governing such plans promulgated by the Securities and Exchange Commission.

       (d) The provisions of the Plan are incorporated herein and made a part hereof by reference, and will continue in full force and effect so long as its continuance is approved at least annually pursuant to Rule 12b-1.

7. Each party to this Agreement represents that it currently is and, while this Agreement is in effect, will continue to be a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and agrees to abide by all Rules and Regulations of that Association, including the
     NASD  Conduct  Rules.  If  you  are a  foreign  dealer,  not  eligible  for membership in the NASD, you still agree to abide by the Rules and Regulations of the NASD. We both agree to comply with all applicable state and federal laws, rules and regulations of the Securities and Exchange Commission and other authorized United States or foreign regulatory agencies. You further agree that you will not sell, offer for sale, or solicit shares of the Funds in any state where they have not been qualified for sale. You will solicit applications and sell shares only in accordance with the terms and on the basis of the representations contained in the appropriate prospectus, statement of additional information and any supplemental literature furnished by us.

8. You represent that you are currently a member of SIPC and, while this Agreement is in effect, will continue to be a member of SIPC. You agree to notify us immediately if your SIPC membership status changes.

9.     IT IS AGREED

       (a) That neither of us shall withhold placing customers' orders for shares so as to profit as a result of such withholding.

          (b) We shall not purchase shares from the Funds except for the purpose of covering purchase orders already received, and you shall not purchase shares of the Funds except for the purpose of covering purchase orders already received by you or for your own bona fide investment purposes, provided, however, any shares purchased for your own bona fide investment purposes will not be resold except through redemption of the Funds. Delivery of certificates, if any, for shares purchased shall be made by a Fund only against receipt of the purchase price. If payment for the shares purchased and all necessary applications and documents required by the Funds or us are not received within five business days or such shorter time as may be required by law, the sale may be cancelled forthwith without any responsibility or liability on our part or on the part of the Funds (in which case you will be responsible for any loss, including loss of profit, suffered by a Fund resulting from your failure to make payments or provide documents as aforesaid), or, at our option, we may cause the shares ordered to be redeemed by the relevant Fund (in which case we may hold you responsible for any loss).

       (c) We shall accept only unconditional orders. Any right granted to you to sell shares on behalf of the Funds will not apply to shares issued in connection with the merger or consolidation of any other investment company with a Fund or its acquisition, purchase or otherwise, of all or substantially all the assets of any investment company or substantially all the outstanding shares of any such company. Also, any such right shall not apply to shares issued, sold, or transferred, whether Treasury or newly issued shares, that may be offered by a Fund to its shareholders as stock dividends or splits for not less than "net asset value."

       (d) We reserve the right to reject any order or application for shares or to withdraw the offering of shares entirely, and to change any sales charge and dealer concession, provided that no such change shall affect concessions on orders accepted by us prior to notice of such change, unless such change results from a reduction in sales charges because of legal requirements.

       (e) You shall not purchase shares of a Fund from a shareholder at a price per share which is lower than the current net asset value per share which is next computed after the receipt of the tender of such shares by the shareholder.

       (f) If shares of the Fund are tendered for redemption within seven business days after confirmation by us of your original purchase order for such shares, (i) you shall immediately refund to us the full concession allowed to you on the original sale, and (ii) we shall pay to the Fund our share of the "sales charge" on the original sale by us, and shall also pay to the Fund the refund which we received under (i) above. You shall be notified by us of such redemption within ten days of the date on which proper request for redemption is delivered to us or the Fund. Termination or cancellation of this Agreement shall not relieve you or us from requirements of this subparagraph (f).

       (g) This Agreement may not be assigned or transferred in any manner including by operation of law.

10. We will furnish you, without charge, reasonable quantities of prospectuses and sales material or supplemental literature relating to the sale of shares of the Funds.

11. In all sales of shares, you act as principal and are not employed by us as broker-agent or employee. You are not authorized to act for us nor to make any representations in our behalf. In purchasing or selling shares hereunder you are entitled to rely only upon the current prospectus, statement of additional information and supplemental literature approved in writing by us. In the offer and sale of shares of the Funds, you shall not use any prospectus or supplemental literature not approved in writing by us. No person is authorized to make any representations concerning shares of the Funds except those contained in a current prospectus, statement of additional information and supplemental literature approved in writing by us. You will use your best efforts in the promotion of sales of shares and will be responsible for the proper instruction and training of all sales personnel employed by you. You are responsible for determining whether a Fund, and which share class of that Fund, is suitable for your customer.

12. Confidentiality. We acknowledge that, in the course of performing our duties under this Agreement or otherwise, we may receive or learn information about individuals who have applied for or purchased financial products or financial services from Financial Institution*, including, but not limited to, personal, financial and/or health information ("Confidential Information"). We agree that we will keep all Confidential Information strictly confidential; and, that we will not use or disclose to any affiliate or third party, either orally or in writing, any Confidential Information for any purpose other than the purpose for which the Confidential Information was provided to you. Without limiting any of the foregoing, we agree to take all precautions that are reasonably necessary to protect the security of the Confidential Information. We agree to restrict access to Confidential Information to those employees who need to know that information to perform duties under this Agreement. We further agree that, upon request of Financial Institution, we will return to the Financial Institution all tangible items containing any Confidential Information, including all copies, abstractions and compilations thereof, without retaining any copies of the items required to be returned. The obligations of this paragraph extend to the employees, agents, affiliates and contractors of Dealer, and we shall inform such persons of their obligations hereunder.

       * "Financial Institution" is defined here to mean "any institution the business of which is engaging in activities that are financial in nature or incidental to such financial activities as described in section 4(k) of the Bank Holding Company Act of 1956 (12 USC 1843(k)."

       Notification obligation. Upon learning of any unauthorized disclosure or use of any Confidential Information, we shall notify the Financial Institution promptly and cooperate fully with Financial Institution to protect such Confidential Information.

       Disclosure required by law. If we believe it is required by law, a subpoena or court order to disclose any Confidential Information, then we, prior to any disclosure, shall promptly notify the Financial Institution in writing attaching a copy of the subpoena, court order or other demand and shall make all reasonable efforts to allow the Financial Institution an opportunity to seek a protective order or other judicial relief.

       Compliance with law. In connection with our performance under this Agreement, we agree to comply with all applicable laws, including but not limited to laws protecting the privacy of non-public personal information about individuals.

       Survival. The provisions of this Agreement relating to confidentiality shall survive termination or expiration of this Agreement.

13. You will indemnify, defend, and hold harmless our firm and all of its affiliates, and their officers, directors, employees, agents, and assignees against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to any of them, or which they or any of them may incur, including but not limited to alleged violations of the Securities Act of 1933, as amended and/or to the Securities Exchange Act of 1934, as amended, arising out of: (i) the offer or sale of any securities pursuant to this Agreement, or (ii) your breach of any of the terms and conditions of this Agreement, other than any claim, demand, or liability arising from any untrue statement or alleged untrue statement of a material fact contained in a prospectus for the Funds, as filed and in effect with the SEC, or any amendment or supplement thereto, or in any application prepared or approved in writing by our counsel and filed with any state regulatory agency in order to register or qualify under the securities laws thereof (the "blue sky applications"), or which shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated in the prospectus or any of the blue sky applications or which is necessary to make the statements or a part thereof not misleading, which indemnity provision shall survive the termination of this Agreement.

       We will indemnify, defend, and hold harmless your firm and all of its affiliates, and their officers, directors, employees, agents, and assignees against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to any of them, or which they or any of them may incur, including but not limited to alleged violations of the Securities Act of 1933, as amended and/or to the Securities Exchange Act of 1934, as amended, arising out of
       (i) our breach of any of the terms and conditions of this Agreement or
       (ii) any untrue statement or alleged untrue statement of a material fact contained in a prospectus for the Funds, as filed and in effect with the SEC, or any amendment or supplement thereto, or in any blue sky application, or which shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated in the prospectus or any of the blue sky applications or which is necessary to make the statements or a part thereof not misleading.

       The provisions of this Section 13 shall survive the termination of this agreement.

14. The parties acknowledge that they are financial institutions subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require among other things, that financial institutions adopt compliance programs to guard against money laundering. The parties further acknowledge that they are in compliance and will continue to comply with the AML Acts and applicable anti-money laundering rules of self-regulatory organizations, including 3011 of the NASD, in all relevant respects.

       You represent that you have adopted a Customer Identification Program in compliance with applicable laws and will verify the identity of each of your customers who opens an account with you on or after October 1, 2003 and who invest in shares of the Funds.

15. No obligation not expressly assumed by us in this Agreement shall be implied.

16. Either party to this Agreement may terminate this Agreement by written notice to the other party. We may modify this Agreement at any time by written notice to you. Any notice shall be deemed to have been given on the date upon which it was either delivered personally or by fax or e-mail transmission to the other party or to any office or member thereof, or was mailed post-paid to his or its address as shown herein.

17. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you herein.

18. This Agreement shall be construed in accordance with the laws of the State of Iowa and shall be binding upon both parties hereto when signed by both of us in the spaces provided below. This Agreement shall not be applicable to shares of the Funds in any state in which those shares are not qualified for sale.

19. This Agreement shall be binding upon both parties hereto when executed by both parties and supersedes any prior agreement or understanding between us and you with respect to the sale of the shares and any of the Funds.

20. If the foregoing represents your understanding, please so indicate by signing in the proper space below.


                   PRINCOR FINANCIAL SERVICES CORPORATION

                   By:
                       -------------------------------------------------------

                   Title: ______________________________________________


We accept the offer set forth above, which constitutes a Selling Agreement with us.

BY:
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         Signature


         Please type or print name

TITLE:
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DEALER:
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ADDRESS:
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E-MAIL ADDRESS:  _________________________________________________

DATE:
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